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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use of our reports dated January 31, 1997 and January 31, 1996 relating to the financial statements of Beutel, Goodman & Company Ltd. contained in the annual report on Form 10-K of Phoenix Duff & Phelps Corporation by reference of such reports in the previously filed registration statements of Phoenix Duff & Phelps on Form S-8 numbers 33-48338, 33-46359, 33-99412, 33-99414 and 333-19073.



/S/ RICHTER, USHER & VINEBERG
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GENERAL PARTNERSHIP
CHARTERED ACCOUNTANTS